Exhibit 5.1

[LETTERHEAD OF VENABLE LLP]

October 25, 2023

NETSTREIT Corp.

5910 North Central Expressway

Suite 1600

Dallas, Texas 75206

Re: Registration Statement on Form S-3 (Registration No. 333-259226)

Ladies and Gentlemen:

We have served as Maryland counsel to NETSTREIT Corp., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration by the Company of the offering, sale and issuance by the Company from time to time of up to $300,000,000 in aggregate gross sale price of shares (the “ATM Shares”) of Common Stock, pursuant to the ATM Equity Offering Sales Agreement, dated as of October 25, 2023 (the “ATM Agreement”), by and among the Company, NETSTREIT, L.P., a Delaware limited partnership, and Wells Fargo Securities, LLC, BofA Securities, Inc., Robert W. Baird & Co. Incorporated, Berenberg Capital Markets LLC, BMO Capital Markets Corp., BTIG, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Jefferies LLC, Mizuho Securities USA LLC, Nomura Securities International, Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC, Regions Securities LLC, Roberts & Ryan, Inc., Samuel A. Ramirez & Company, Inc., Scotia Capital (USA) Inc., Stifel, Nicolaus & Company, Incorporated, TD Securities (USA) LLC, and Truist Securities, Inc., acting as sales agents for the Company, principal and/or (if applicable) as forward sellers on behalf of the affiliated Forward Purchasers (as defined below) (each an “Agent” and collectively, the “Agents”), and Wells Fargo Bank, National Association, Bank of America, N.A., Robert W. Baird & Co. Incorporated, Bank of Montreal, The Bank of Nova Scotia, Citibank, N.A., Goldman Sachs & Co. LLC, Jefferies LLC, Mizuho Markets Americas LLC, Nomura Global Financial Product Inc., Raymond James & Associates, Inc., Regions Securities LLC, Royal Bank of Canada, Stifel, Nicolaus & Company, Incorporated, The Toronto-Dominion Bank, and Truist Bank, as forward purchasers (each, a “Forward Purchaser” and collectively, the “Forward Purchasers”). The offering and sale of the ATM Shares are covered by the above-referenced Registration Statement (as amended and supplemented, the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). This firm did not participate in the drafting or negotiation of the ATM Agreement or the Confirmation (as defined below).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.            The Registration Statement and the related form of prospectus included therein in the form filed with the Commission under the Securities Act;

NETSTREIT Corp.

October 25, 2023

2.            The Company’s Prospectus, dated as of September 1, 2021 (the “Base Prospectus”), as supplemented by a Prospectus Supplement, dated as of October 25, 2023 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), each in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act;

3.            The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.            The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company;

5.            A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6.            The ATM Agreement, including the form of forward confirmation attached thereto as Annex II (each, a “Confirmation” and collectively, the “Confirmations”);

7.            Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the “Board”) relating to, among other matters, (a) the filing of the Registration Statement, (b) the execution and delivery by the Company of the ATM Agreement and any Confirmation and (c) the offering, sale and issuance of the ATM Shares, certified as of the date hereof by an officer of the Company;

8.            A certificate executed by an officer of the Company, dated as of the date hereof; and

9.            Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.            Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.            Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.            Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

NETSTREIT Corp.

October 25, 2023

4.            All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.            Upon the issuance of any ATM Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

6.            The ATM Shares will not be issued or transferred in violation of the restrictions or limitations contained in Article VII of the Charter.

7.            Each Confirmation entered into by and between the Company and any Forward Purchaser will not differ in any manner material to this opinion from the form of Confirmation attached to the ATM Agreement as Annex II.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.            The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

2.            The issuance of the ATM Shares by the Company pursuant to the ATM Agreement and any Confirmation has been duly authorized and, when and if issued and delivered by the Company against payment therefor in accordance with the Resolutions, the Registration Statement, the ATM Agreement and any Confirmation, the ATM Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any federal laws or the laws of any other state. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

NETSTREIT Corp.

October 25, 2023

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the offering of the Shares (the “Current Report”). We hereby consent to the filing of this opinion as an exhibit to the Current Report and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Venable LLP